                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this proxy statement/prospectus, to be filed on or around November 17, 2000, of our report dated March 24, 2000, on the consolidated financial statements of WorldCom, Inc., included in WorldCom Inc.'s Form 10-K for the fiscal year ended December 31, 1999 and to all references to our Firm in this proxy statement/prospectus.

                                          /s/ Arthur Andersen LLP

Jackson, Mississippi

November 17, 2000